Tidal Trust V 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 46 and Amendment No. 48 to the Registration Statement on Form N-1A of Tidal Trust V with respect to Defiance KSM Israel 120 ETF and Defiance CoinDesk 5 Equal Weight ETF, each a series of shares of Tidal Trust V, under the heading “Independent Registered Public Accounting Firm” in the Prospectus and in the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 24, 2026